                                  EXHIBIT 4.3.6

                           MARKET STAND-OFF AGREEMENT


         This Market Stand-Off Agreement (this "Agreement") is entered into as of July 29, 1997 by Access Beyond, Inc., Inc., a Delaware corporation ("Access Beyond") and Lao Hotel (H.K.)
Limited ("Shareholder").

                                    RECITALS

         A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), are entering into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such term in the Merger Agreement.

         B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof (all such shares, together with any shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or other shares of capital stock of Hayes that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").

         C. As a condition to closing the Merger and other transactions contemplated by the Merger Agreement, Access Beyond has required that Shareholder agree to enter into this Agreement.

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.       MARKET STAND-OFF

                  Shareholder hereby covenants and agrees that, prior to ninety
(90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrance on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities. As used in this Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the Merger or otherwise acquired or held by Shareholder.

2.       MISCELLANEOUS

         2.1 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         2.2 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings between the parties with respect thereto.

         2.3 NOTICES. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 2.3:

                           (a)      If to Access Beyond:

                                    Access Beyond, Inc.
                                    1300 Quince Boulevard
                                    Gaithersburg, Maryland 20878
                                    Attention:  President/CEO
                                    Facsimile:  (301) 921-9149

                                    with a copy to:
                                    Morrison, Cohen, Singer & Weinstein
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Stephen I. Budow, Esq.
                                    Facsimile:  (212) 735-8708

                           (b)      If to Shareholder:

                                    Lao Hotel (H.K.) Limited
                                    c/o Guthrie GTS Limited
                                    115 Amoy Street #02-00
                                    Singapore 059935
                                    Attention:  Mr. Arthur Tan
                                    Facsimile:  011 65 224-9211
                                    with a copy to:
                                    Jackson, Tufts, Cole & Black
                                    60 South Market Street, 10th Floor
                                    San Jose, California  95113
                                    Attention:  Shane Byrne, Esq.
                                    Facsimile:  (408) 998-4889

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 2.3.

         2.4 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         2.5 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successors and assigns, and (ii) Access Beyond and its successors and assigns.

         2.6 OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Access Beyond of any of the obligations of Shareholder under any Affiliate Agreement between Access Beyond and Shareholder or any other instrument.

         2.7 GOVERNING LAW. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         2.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signature of all parties reflected hereon as signatories.

         2.9 HAYES SHAREHOLDER AGREEMENT. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "transfer" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger and the transactions contemplated thereby and by this Market Stand-Off Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

                  IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Market Stand-Off Agreement to be executed as of the date first written above.

                                    ACCESS BEYOND, INC.


                                    By:_______________________________________
                                         Name:
                                         Title:

                                    SHAREHOLDER:

                                    LAO HOTEL (H.K.) LIMITED


                                    By:_______________________________________
                                         Arthur Tan

                                    Address of Shareholder's counsel, if any, for copy of Notices under Section 2.3:

                                    Jackson, Tufts, Cole & Black
                                    60 South Market Street, 10th Floor
                                    San Jose, California  95113
                                    Attention:  Shane Byrne, Esq.
                                    Facsimile:  (408) 998-4889

                                    Number of Shares of Hayes
                                    Common Stock owned as of             367,500
                                    the date hereof:____________________________

                                    Number of Shares of Hayes
                                    Series A Preferred Stock owned          None
                                    as of the date hereof:______________________

                                    Number of Shares of Hayes
                                    Series B Preferred Stock owned          None
                                    as of the date hereof:______________________

                                   EXHIBIT C-3

                        FORM OF HAYES AFFILIATE AGREEMENT



         This Hayes Affiliate Agreement (this "Affiliate Agreement") is made and entered into as of __________, 1997 (the "Effective Date") among Access Beyond, Inc., a Delaware corporation ("Access Beyond"), Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes") and ____________________________
("Shareholder") who is an affiliate of Hayes.

                                    RECITALS

         A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of July 29, 1997 between Access Beyond and Hayes (as such may be amended the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger, all pursuant to the terms and conditions of the Merger Agreement and the Agreement of Merger to be entered into between Newco and Hayes in the form attached to the Merger Agreement (the "Agreement of Merger"). The Merger Agreement and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used but not otherwise defined in this Affiliate Agreement have the meanings ascribed to such terms in the Merger Agreement.

         B. The Merger Agreements provide that, in the Merger, the shares of Hayes Common Stock and shares of Hayes Series A Preferred Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Access Beyond Common Stock and the shares of Hayes Series B Preferred Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Access Beyond Series A Stock, all as more particularly set forth in the Merger Agreement

         C. Shareholder understands that Shareholder is deemed an "affiliate" of Hayes within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and that any shares of Access Beyond capital stock acquired by the Shareholder in the Merger may be disposed of only in conformity with the limitations described herein.

                                A G R E E M E N T

         1. TAX TREATMENT, RELIANCE. Shareholder understands and agrees that it is intended that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that such treatment requires that a sufficient number of former stockholders of Hayes maintain a meaningful continuing equity ownership interest in Access Beyond after the Merger. Shareholder understands that the representations, warranties and covenants of Shareholder set forth herein will be relied upon by Hayes and Access Beyond and their respective counsel and accounting firms and by Hayes' stockholders. Shareholder will rely on Shareholder's own tax advisers as to the tax attributes of the Merger to Shareholder and understands that neither Access Beyond, nor Access Beyond's counsel, Hayes or Hayes' counsel has guaranteed nor will guarantee to Shareholder that the Merger will be a tax-free reorganization, nor shall any of them have any liability to Shareholder as a result of issuing any opinion in respect thereof that may be required in connection with any registration statement under the 1933 Act.

         2. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SHAREHOLDER. Shareholder represents, warrants and covenants as follows.

                  (a) Authority; Affiliate Status. Shareholder has all requisite right, power, legal capacity and authority to execute, deliver and perform this Affiliate Agreement and to perform its obligations hereunder. Shareholder further understands and agrees that Shareholder is deemed to be an "affiliate" of Hayes within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act ("Rule 145"),

                  (b) Hayes Securities Owned. Attachment 1 hereto sets forth all shares of Hayes capital stock and any other securities of Hayes owned by Shareholder, including all securities of Hayes as to which Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Hayes granted to or held by Shareholder (such shares of Hayes capital stock, other securities of Hayes and rights, options and warrants to acquire shares of Hayes capital stock and other securities of Hayes are hereinafter collectively referred to as "Hayes Securities"). As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

                  (c) New Hayes Securities. As used herein, the term "New Hayes Securities" means, collectively, any and all shares of Hayes capital stock, other securities of Hayes and rights, options and warrants to acquire shares of Hayes capital stock and other securities of Hayes that Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date. All New Hayes Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Hayes Securities.

                  (d) Merger Securities. As used herein, the term "Merger Securities" means, collectively, all shares of Access Beyond Common Stock, and Access Beyond Series A Stock that are or may be issued by Access Beyond in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Hayes options, warrants or rights to acquire shares of Hayes Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

                  (e) Transfer Restrictions on Merger Securities. Shareholder has been advised that the issuance of the shares of Access Beyond Common Stock and Access Beyond Series A

Stock in connection with the Merger is expected to be effectuated pursuant to a Registration Statement on Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit Shareholder's resales of such Merger Securities. Shareholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Shareholder may acquire, unless: (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the 1933 Act; or (ii) legal counsel representing Shareholder, which counsel is reasonably satisfactory to Access Beyond, shall have advised Access Beyond in a written opinion letter reasonably satisfactory to Access Beyond and Access Beyond's legal counsel, and upon which Access Beyond and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, offer, exchange, pledge or other disposition of Merger Securities by Shareholder, or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise dispose of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the 1933 Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Access Beyond and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Access Beyond any obligation to register any Merger Securities under the 1933 Act.

            (f) Intent. Shareholder does not now have, and as of the Effective Time of the Merger will not have, any present plan or intention to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of shares of Access Beyond voting common stock to be issued to Hayes shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Hayes stock. For purposes of this representation, shares of Hayes stock (or the portion thereof) (a) with respect to which a Hayes shareholder receives consideration in the Merger other than Access Beyond voting common stock and/or
(b) with respect to which a Sale by a Hayes shareholder who owns 5% or more of Hayes stock or is an officer or director of Hayes occurs during the pre-merger period shall be considered shares of outstanding Hayes stock exchanged for Access Beyond voting common stock in the Merger and then disposed of pursuant to a prearranged plan.

         3. LEGENDS. Shareholder also understands and agrees that stop transfer instructions will be given to Access Beyond's transfer agent with respect to certificates evidencing the Merger Securities to enforce Shareholder's compliance with Shareholder's representations in Sections 2(e) and Shareholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities a legend providing substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN HAYES AFFILIATE AGREEMENT DATED AS OF JULY 29, 1997 AMONG ACCESS BEYOND, INC. ("ACCESS BEYOND"), HAYES MICROCOMPUTER PRODUCTS, INC. AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

         4. NOTICES. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 4:

                           (a)      If to Access Beyond:

                                    Access Beyond, Inc.
                                    1300 Quince Boulevard
                                    Gaithersburg, Maryland 20878
                                    Attention:  President/CEO
                                    Facsimile:  (301) 921-9149

                                    with a copy to:

                                    Morrison, Cohen, Singer & Weinstein
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Attention:  Stephen I. Budow, Esq.
                                    Facsimile:  (212) 735-8708

                            (b)     If to Hayes:

                                    (If via hand delivery or overnight courier)
                                    Hayes Microcomputer Products, Inc.
                                    5835 Peachtree Corners East
                                    Norcross, Georgia 30092-3404
                                    Attention:  Chairman of the Board and
                                                Contracts Administration

                                    (If via mail)
                                    Hayes Microcomputer Products, Inc.
                                    Post Office Box 105103
                                    Atlanta, Georgia 30348
                                    Attention:  Chairman of the Board and
                                                Contracts Administration
                                    Facsimile:  (770) 840-6830

                                    with a copy to:
                                    Womble Carlyle Sandridge & Rice, PLLC
                                    1275 Peachtree Street, N.E., Suite 700
                                    Atlanta, Georgia 30309-3574
                                    Attention:  G. Donald Johnson, Esq.
                                    Facsimile:  (404) 888-7490

                           (c)      If to Shareholder:

                                    At the address for notice to such
                                    Shareholder set forth on the last page
                                    hereof

                                    with a copy to:
                                    Counsel for Shareholder, if any, at the
                                    address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 4.

         5. SURVIVAL; TERMINATION. All representations, warranties and agreements made by Shareholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon the earlier to occur of (i) any termination of the Merger Agreement pursuant to its terms, or (ii) any waiver of either any closing condition in favor of Hayes or any obligation of Access Beyond under or any amendment of the Merger Agreement, or the giving of any required consent of Hayes under Section 4.3 or any other provision of the Merger Agreement, unless such waiver, amendment or consent is approved either by the Board of Directors of Hayes or any committee thereof consisting of at least two (2) members of the Hayes Board authorized to approve any such amendment, waiver or consent, one of whom approving such amendment, waiver or consent by action of either the full Hayes Board or such committee is a representative of Rinzai Limited.

         6. EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Affiliate Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholder's legal costs and expenses shall be promptly paid by Hayes.

         7. COUNTERPARTS. This Affiliate Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

         8. ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither this Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted signs.

         9. AMENDMENT AND WAIVERS. Any term or provision of this Affiliate Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         10. ENTIRE AGREEMENT. This Affiliate Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and under standings between the parties with respect thereto.

         11. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Access Beyond or Shareholder or any of the obligations of either party under any Voting Agreement between Access Beyond and Shareholder or any other agreement.

         12. SEVERABILITY. Any term or provision of this Affiliate Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms or provisions of this Affiliate Agreement in any other jurisdiction. If any provision of this Affiliate Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         13. GOVERNING LAW. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         14. CONSTRUCTION. The language hereof will not be construed for or against either party. A reference to a section will mean a section of this Affiliate Agreement, unless otherwise explicitly set forth. The titles and headings in this Affiliate Agreement are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement. For the purposes of such construction, this Affiliate Agreement will be considered as a whole.

         15. HAYES SHAREHOLDER AGREEMENT. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that this Affiliate Agreement does not constitute any liquidation or redemption event applicable to the Merger Securities under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

         IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Agreement to be executed as of the date first written above.

ACCESS BEYOND, INC.                 HAYES MICROCOMPUTER PRODUCTS, INC.


By:______________________________   By:_______________________________________
   Name:                               Name:
   Title:                              Title:

SHAREHOLDER:


_________________________________

                                  ATTACHMENT 1


Affiliate's Address for Notice:  __________________________
                                 __________________________
                                 __________________________


with a copy to counsel           __________________________
for Shareholder                  __________________________
                                 __________________________
                                 __________________________
                                 __________________________

Number of Shares of Hayes
Common Stock owned as of the
date of this Affiliate Agreement:           ____________________________

Number of Shares of Hayes
Series A Preferred Stock owned                           N/A
as of the date of this Affiliate Agreement: _____________________________

Number of Shares of Hayes
Series B Preferred Stock owned                           N/A
as of the date of this Affiliate Agreement: _____________________________

Number of Hayes Options for
Common Stock owned as of                                 N/A
the date of this Affiliate Agreement:       _____________________________

Number of Hayes Warrants for
Common Stock owned as of                                 N/A
the date of this Affiliate Agreement:       _____________________________